YP CORP. ACQUIRES PHILIPPINES-BASED TELEMARKETING AGENCY

Long-Standing YP Corp. Vendor Acquired to Cost-Effectively Drive Subscriber Acquisitions for YP.com and LiveDeal.com

MESA, Ariz., July 16, 2007 – YP Corp. (OTCBB:YPNT), a leading provider of nationwide Internet Yellow Pages and online classifieds with more than 16 million business listings, today announced it has acquired substantially all of the assets of OnCall Subscriber Management Inc., which OnCall purchased recently under option from 24 by 7 Contact Solutions, Inc., each of Manila, Philippines.  YP Corp. completed the acquisition through 247 Marketing, LLC, a wholly owned subsidiary that will establish a branch office in the Philippines to operate the business.

The acquisition will add 170 Philippines-based employees to YP Corp.’s growing workforce and enable the company to cost effectively ramp up its outbound sales programs for YP.com and LiveDeal.com, saving YP Corp. in excess of $1.5 million per year.

Certain of the current OnCall management team will continue in their leadership roles with the company from the Manila office.

The acquisition follows YP Corp.’s recent acquisition of LiveDeal, Inc. in June.  Both acquisitions are part of YP Corp.’s strategy to acquire best-of-breed technologies and business processes for the YP Corp. family in an effort to maintain the company’s leadership position as the premier marketing solution for small to medium businesses.

“We are pleased with this acquisition because it supports our mission to rapidly grow our company and provide cost effective marketing solutions for our subscribers,” said Dan Coury, CEO of YP Corp.  “To be competitive and achieve the scale we intend to deliver, we need to own our own technology and sales centers.  By owning and operating the engine that generates sales and acquires subscribers, we not only control costs but also control our destiny as a major marketing service provider.”

“YP Corp. has been a long-standing 24 by 7 Contact Solutions, Inc. customer, so we have first-hand knowledge that it is a perfect fit for our company,” said John Raven, COO of YP Corp.  “We continue to carefully balance our buy vs. make business processes and made the strategic decision to bring telemarketing in-house to deliver consistent execution at the most affordable price.”

About YP Corp.
YP Corp. is a leader in the local online classifieds and yellow pages market with millions of goods and services listed for sale, in every city and zip code across the U.S.  Through its online properties YP.com and LiveDeal.com, YP Corp. offers businesses and consumers a simple and affordable way of creating a web presence and marketing their products and services to local audiences.  Buyers and sellers come together through YP Corp’s vast local marketplaces to find and list business services, merchandise, real estate, automobiles and pets.

Forward-Looking and Cautionary Statements

This press release may contain statements that constitute “forward-looking statements,” which are often characterized by the terms “may,” “believes,” “projects,”, “expects,” or “anticipates,” and do not reflect historical facts.  Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP Corp. and its subsidiary to be materially different from those expressed or implied by such forward-looking statements.

Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to (i) the risk factors and cautionary statements described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006; (ii) other factors or statements described in the Company’s other filings with the U.S. Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q; and (iii) other factors that YP Corp. is currently unable to identify or quantify, but that may exist in the future.

Forward-looking statements speak only as of the date on which the statement was made.  YP Corp. does not undertake and specifically declines any obligation to update any forward-looking statements.

Media Contacts::
Marian Hughes
Tier One Partners,
On Behalf of YP and LiveDeal.com
708-246-0083
mhughes@tieronepr.com